Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for First Quarter 2024
–Quarterly Revenue of $90.8 million –
–Gross Margin of 40.2% –
–Net Income of $4.8 million –
–Adjusted EBITDA of $20.5 million –
–Backlog and Awarded Orders Increased 17% Year-Over-Year to $615.2 million –
–Provides Second Quarter and Full Year 2024 Outlook –

PORTLAND, TN. – May 7, 2024 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage, and electric vehicle charging infrastructure, today announced results for its first quarter ended March 31, 2024.

“Despite additional project delays in the period, the team’s continued strong execution allowed Shoals to meet our first quarter outlook. While some industry and supply chain disruptions persist, including extended equipment lead times and long interconnection queues, we remain confident in the long-term fundamental drivers of the industry and our ability to execute our strategic plan. Our offering continues to resonate with customers, supported by backlog and awarded orders increasing 17% year-over-year, and more than $75 million in new orders added during the quarter,” said Brandon Moss, CEO of Shoals.

“In the short term, our results will continue to be impacted by project timing, but the medium- and long-term outlook for domestic utility scale solar remains bright, as reflected in robust quoting activity and pipeline levels. Load growth is expected to increase significantly over the next five years, driven by a combination of data center growth, reshoring of manufacturing, electric vehicles and increased weather volatility, requiring more heating and cooling. Meeting all that new demand will require more generation capacity and we expect solar to be a prime beneficiary. We remain very excited about the opportunity ahead,” added Mr. Moss.

First Quarter 2023 Financial Results
Revenue decreased 14%, to $90.8 million, compared to $105.1 million for the prior-year period, due to lower sales volumes resulting from fewer production days, as well as project delays.

Gross profit was $36.5 million, compared to $48.3 million in the prior-year period. Gross profit as a percentage of revenue was 40.2% compared to 45.9% in the prior-year period. The decline from the prior-year period was primarily due to higher labor costs and reduced leverage on fixed costs.

General and administrative expenses were $22.8 million, compared to $20.0 million during the same period in the prior year. This increase was primarily the result of planned increases in payroll expense due to higher headcount supporting growth and legal fees related to the patent infringement and wire insulation shrinkback matters.

Income from operations was $11.6 million, compared to $26.1 million during the prior-year period.

Net income was $4.8 million compared to $17.0 million during the prior-year period.

Net income attributable to Shoals Technologies Group, Inc. was $4.8 million compared to $14.3 million during the prior-year period. Basic and diluted net income per share was $0.03 compared to basic and diluted net income per share of $0.10 in the prior-year period.

Adjusted EBITDA* decreased $17.6 million to $20.5 million compared to $38.1 million for the prior-year period.

Adjusted net income* decreased $12.7 million to $12.6 million compared to $25.3 million during the prior-year period. Adjusted diluted earnings per share* were $0.07 compared to $0.15 in the prior-year period.

* A reconciliation of the Company’s non-GAAP measures to the most closely comparable U.S. generally accepted accounting principles (“GAAP”) measures are found within this release.

Backlog and Awarded Orders
The Company’s backlog and awarded orders as of March 31, 2024, were $615.2 million, representing a 17% increase compared to the prior-year period and a 3% sequential decrease from December 31, 2023. The increase in backlog and awarded orders as compared to the prior-year period reflects consistent demand for the Company’s innovative products, with robust growth in international markets, which comprises more than 12% of backlog and awarded orders.

Backlog represents signed purchase orders or contractual minimum purchase commitments with take-or-pay provisions and awarded orders are orders we are in the process of documenting a contract but for which a contract has not yet been signed.

Second Quarter 2024 Outlook

The Company is providing an outlook for the second quarter given the near-term uncertainty in the utility scale solar market, which has resulted in shifting order patterns. Based on current business conditions, business trends and other factors, for the quarter ending June 30, 2024, the Company expects:
•Revenue to be in the range of $85 million to $95 million
•Adjusted EBITDA to be in the range of $20 million to $25 million

Full Year 2024 Outlook
Based on current business conditions, business trends and other factors, for the full year 2024, the Company expects:
•Revenue to be in the range of $440 million to $490 million
•Adjusted EBITDA* to be in the range of $130 million to $150 million
•Adjusted net income* to be in the range of $85 million to $100 million
•Cash Flow from operations to be in the range of $100 million to $115 million
•Capital expenditures to be in the range of $15 million to $20 million
•Interest expense to be in the range of $15 million to $20 million

A reconciliation of Adjusted EBITDA guidance and Adjusted net income guidance, which are forward-looking measures that are non-GAAP measures, to the most closely comparable GAAP measures is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future.

Webcast and Conference Call Information
Company management will host a webcast and conference call on May 7, 2024, at 5:00 p.m. Eastern Time, to discuss the Company’s financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.shoals.com.

The conference call can be accessed live over the phone by dialing 1-877-407-0789 (domestic) or +1-201-689-8562 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921 or for international callers, +1-412-317-6671. The access ID number for the replay is 13743838. The telephonic replay will be available until 11:59 p.m. Eastern Time on May 21, 2024.

About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (EBOS) solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 62 GW of solar systems globally. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations; including our financial guidance for the second quarter of 2024 and for the full year ending December 31, 2024; expectations regarding the utility scale solar market; project delays; regulatory environment; pipeline and orders; business strategies; technology developments; financing and investment plans; warranty, litigation and liability accruals and estimates of loss or gains; litigation strategy and expected benefits or results from the current intellectual property and wire insulation shrinkback litigation; competitive position; potential growth opportunities, including international growth, production and capacity at our plants; and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the key factors that could cause actual results to differ from our expectations include, among others, if demand for solar energy projects does not continue to grow or grows at a slower rate than we anticipate, we may not be able to achieve our anticipated level of growth and our business will suffer; if we fail to accurately estimate the potential losses related to the wire insulation shrinkback matter, or fail to recover the costs and expenses incurred by us from the supplier, our profit margins, financial results, business and prospects could be materially adversely impacted; defects or performance problems in our products or their parts, including those related to the wire insulation shrinkback matter, could result in loss of customers, reputational damage and decreased revenue, and may have a material adverse effect on our business, financial condition and results of operations; we may experience delays, disruptions, quality control or reputational problems in our manufacturing operations in part due to our vendor concentration; if we or our suppliers face disputes with labor unions, we may not be able to achieve our anticipated level of growth and our business could suffer; if we fail to retain our key personnel and attract additional qualified personnel, or successfully integrate our new Chief Executive Officer, our business strategy and prospects could suffer; our products are primarily manufactured and shipped from our production facilities in Tennessee, and any damage or disruption at these facilities may harm our business; we may face difficulties with respect to the planned consolidation and relocation of our Tennessee-based manufacturing and distribution operations, and may not realize the benefits thereof; unsatisfactory safety performance may subject us to penalties, negatively impact customer relationships, result in higher operating costs, and negatively impact employee morale and turnover; the market for our products is competitive, and we may face increased competition as new and existing competitors introduce EBOS system solutions and components, which could negatively affect our results of operations and market share; current macroeconomic events, including high inflation, high interest rates, a potential recession and geopolitical instability could impact our business and financial results; our industry has historically been cyclical and experienced periodic downturns; the interruption of the flow of raw materials from international vendors has disrupted our supply chain, including as a result of the imposition of additional duties, tariffs and other charges on imports and exports; we are subject to risks associated with legal proceedings and claims, including the patent infringement complaints that we filed with the U.S. International Trade Commission (the “ITC”) and two District Courts, the securities litigation initiated in March 2024, and other legal proceedings and claims, which may or may not arise in the normal course of our business; if we fail to, or incur significant costs in order to, obtain, maintain, protect, defend or enforce our intellectual property and other proprietary rights, including those that are subject to the patent infringement complaints we filed with the ITC and two District Courts, our business and results of operations could be materially harmed; and future growth in the EV charging market is highly dependent on the demand for, and consumers’ willingness to adopt, EVs.

These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share (“EPS”)

We define Adjusted Gross Profit as gross profit plus wire insulation shrinkback expenses. We define Adjusted Gross Profit Percentage as Adjusted Gross Profit divided by revenue. We define Adjusted EBITDA as net income plus (i) interest expense, net, (ii) income tax expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) equity-based compensation, (vi) wire insulation shrinkback expenses, and (vii) wire insulation shrinkback litigation expenses. We define Adjusted Net Income as net income attributable to Shoals Technologies Group, Inc. plus (i) net income impact from assumed exchange of Class B common stock to Class A common stock as of the beginning of the earliest period presented, (ii) adjustment to the provision for income tax, (iii) amortization of intangibles, (iv) amortization / write-off of deferred financing costs, (v) equity-based compensation, (vi) wire insulation shrinkback expenses, and (vii) wire insulation shrinkback litigation expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period, which assumes the exchange of all outstanding Class B common stock for Class A common stock as of the beginning of the earliest period presented.

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation, as applicable; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.

Among other limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.

Because of these limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage, net income to Adjusted EBITDA, and net income attributable to Shoals Technologies Group, Inc. to Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	March 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$15,236	$22,707
Accounts receivable, net	103,403	107,118
Unbilled receivables	23,406	40,136
Inventory, net	59,565	52,804
Other current assets	6,872	4,421
Total Current Assets	208,482	227,186
Property, plant and equipment, net	26,213	24,836
Goodwill	69,941	69,941
Other intangible assets, net	46,772	48,668
Deferred tax assets	465,700	468,195
Other assets	8,198	5,167
Total Assets	$825,306	$843,993

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$15,728	$14,396
Accrued expenses and other	10,352	22,907
Warranty liability—current portion	31,708	31,099
Deferred revenue	21,834	22,228
Long-term debt—current portion	—	2,000
Total Current Liabilities	79,622	92,630
Revolving line of credit	168,750	40,000
Long-term debt, less current portion	—	139,445
Warranty liability, less current portion	20,091	23,815
Other long-term liabilities	2,866	3,107
Total Liabilities	271,329	298,997
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 170,420,309 and 170,117,289 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	2	2
Class B common stock, $0.00001 par value - 195,000,000 shares authorized; none issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	474,749	470,542
Retained earnings	79,226	74,452
Total stockholders' equity	553,977	544,996
Total Liabilities and Stockholders’ Equity	$825,306	$843,993

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$90,807	$105,086
Cost of revenue	54,347	56,829
Gross profit	36,460	48,257
Operating expenses
General and administrative expenses	22,772	19,992
Depreciation and amortization	2,104	2,165
Total operating expenses	24,876	22,157
Income from operations	11,584	26,100
Interest expense, net	(4,362)	(5,996)
Income before income taxes	7,222	20,104
Income tax expense	(2,448)	(3,121)
Net income	4,774	16,983
Less: net income attributable to non-controlling interests	—	2,687
Net income attributable to Shoals Technologies Group, Inc.	$4,774	$14,296

	Three Months Ended March 31,
	2024	2023
Earnings per share of Class A common stock:
Basic	$0.03	$0.10
Diluted	$0.03	$0.10
Weighted average shares of Class A common stock outstanding:
Basic	170,282	146,409
Diluted	170,514	147,107

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$4,774	$16,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,002	2,507
Amortization/write off of deferred financing costs	2,626	350
Equity-based compensation	5,023	7,523
Provision for credit losses	—	308
Provision for obsolete or slow-moving inventory	—	2,322
Provision for warranty expense	565	—
Deferred taxes	2,495	2,999
Changes in assets and liabilities:
Accounts receivable	3,715	(25,148)
Unbilled receivables	16,730	(2,948)
Inventory	(6,761)	(3,197)
Other assets	(3,165)	(3,281)
Accounts payable	1,332	12,521
Accrued expenses and other	(13,402)	(1,057)
Warranty liability	(3,680)	(160)
Deferred revenue	(394)	191
Net Cash Provided by Operating Activities	12,860	9,913
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(2,483)	(2,003)
Net Cash Used in Investing Activities	(2,483)	(2,003)
Cash Flows from Financing Activities
Distributions to non-controlling interests	—	(2,628)
Employee withholding taxes related to net settled equity awards	(816)	(3,532)
Payments on term loan facility	(143,750)	(500)
Proceeds from revolving credit facility	143,750	5,000
Repayments of revolving credit facility	(15,000)	(8,000)
Deferred financing costs	(2,032)	—
Other	—	(556)
Net Cash Used in Financing Activities	(17,848)	(10,216)
Net Decrease in Cash and Cash Equivalents	(7,471)	(2,306)
Cash and Cash Equivalents—Beginning of Period	22,707	8,766
Cash and Cash Equivalents—End of Period	$15,236	$6,460

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage (in thousands):

	Three Months Ended March 31,
	2024	2023
Revenue	$90,807	$105,086
Cost of revenue	54,347	56,829
Gross profit	$36,460	$48,257
Gross profit percentage	40.2%	45.9%

Wire insulation shrinkback expenses(a)	$—	$2,006
Adjusted gross profit	$36,460	$50,263
Adjusted gross profit percentage	40.2%	47.8%

Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2024	2023
Net income	$4,774	$16,983
Interest expense, net	4,362	5,996
Income tax expense	2,448	3,121
Depreciation expense	1,106	484
Amortization of intangibles	1,896	2,022
Equity-based compensation	5,023	7,523
Wire insulation shrinkback expenses(a)	—	2,006
Wire insulation shrinkback litigation expenses(b)	849	—
Adjusted EBITDA	$20,458	$38,135

Reconciliation of Net Income Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):

	Three Months Ended March 31,
	2024		2023
Net income attributable to Shoals Technologies Group, Inc.	$4,774		$14,296
Net income impact from assumed exchange of Class B common stock to Class A common stock (c)	—		2,687
Adjustment to the provision for income tax (d)	—		(653)
Tax effected net income	4,774	—	16,330
Amortization of intangibles	1,896		2,022
Amortization / write-off of deferred financing costs	2,626		350
Equity-based compensation	5,023		7,523
Wire insulation shrinkback expenses (a)	—		2,006
Wire insulation shrinkback litigation expenses(b)	849		—

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Tax impact of adjustments (e)	(2,547)	(2,892)
Adjusted Net Income	$12,621	$25,339
(a)    For the three months ended March 31, 2023, represents $2.0 million of inventory write-downs of defective wire in connection with the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback. We consider expenses incurred in connection with the identification, repair and replacement of the impacted wire harnesses distinct from normal, ongoing service identification, repair and replacement expenses that would be reflected under ongoing warranty expenses within the operation of our business, which we do not exclude from our non-GAAP measures. In the future, we also intend to exclude from our non-GAAP measures the benefit of liability releases, if any. We believe excluding expenses from these discrete liability events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(b)    For the three months ended March 31, 2024, represents $0.8 million of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. We consider this litigation distinct from ordinary course legal matters given the expected magnitude of the expenses, the nature of the allegations in the Company’s complaint, the amount of damages sought, and the impact of the matter underlying the litigation on the Company’s financial results. In the future, we also intend to exclude from our non-GAAP measures the benefit of recovery, if any. We believe excluding expenses from these discrete litigation events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(c)    Reflects net income to Class A common stock from assumed exchange of corresponding shares of our Class B common stock held by our founder and management.
(d)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Shoals Technologies Group, Inc. owned 100% of the units in Shoals Parent LLC prior to March 10, 2023.

	Three Months Ended March 31,
	2024	2023
Statutory U.S. Federal income tax rate	21.0%	21.0%
Permanent adjustments	0.8%	0.3%
State and local taxes (net of federal benefit)	2.7%	3.0%
Effective income tax rate for Adjusted Net Income	24.5%	24.3%

(e)    Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share):

	Three Months Ended March 31,
	2024	2023
Diluted weighted average shares of Class A common stock outstanding, excluding Class B common stock	170,514	147,107
Assumed exchange of Class B common stock to Class A common stock	—	23,110
Adjusted diluted weighted average shares outstanding	170,514	170,217

Adjusted Net Income	$12,621	$25,339
Adjusted Diluted EPS	$0.07	$0.15